Exhibit 10.78

MANUFACTURING AND SUPPLY AGREEMENT - AMENDMENT No. 3

THIS AGREEMENT is made the 22 day of September 2014

BY AND BETWEEN:

(1)	HORIZON PHARMA AG a company incorporated in accordance with the laws of Switzerland with its registered office at Kägenstrasse 17, CH-4153 Reinach, Switzerland (“Horizon”); and

(2)	MUNDIPHARMA MEDICAL COMPANY a partnership organized in accordance with the laws of Bermuda with Registered No. EC – 16260 and with its registered office at Canon’s Court, 22 Victoria Street, Hamilton, HM 12 Bermuda (“Mundipharma”).

RECITALS

(A)	WHEREAS, Horizon and Mundipharma entered into that certain Manufacturing and Supply Agreement dated November 4, 2010, as amended March 5, 2012 and October 25, 2013 (“MSA”), to have Horizon procure the manufacture of the Products and supply the same and have designated Mundipharma to purchase the Products from Horizon for distribution in accordance with that certain Exclusive Distribution Agreement between Horizon and Mundipharma International Corporation Limited dated November 4, 2010, as amended March 5, 2012 and October 25, 2013 (“EDA”); and

(B)	WHEREAS, Horizon and Mundipharma now wish to amend the MSA.

NOW THEREFORE, in consideration of the mutual undertakings and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the PARTIES hereto, intending to be legally bound, agree as follows::

1.	DEFINITIONS AND INTERPRETATION

1.1	As used in this Agreement, capitalized words and expressions shall have the meanings defined in the MSA, provided that, in this Agreement, the following words and phrases shall have the following meanings:

“AMENDMENT”	means this Agreement between PARTIES as set out and described herein.
“PARTIES”	means Horizon and Mundipharma collectively.

1.2	Any reference in this AMENDMENT to “writing” or cognate expressions includes a reference to facsimile transmission.

1.3	The headings in this AMENDMENT are for convenience only and shall not affect its interpretation.

1.4	References to “persons” includes individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships.

1.5	Any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be amended, modified, consolidated or re-enacted.

2.	AMENDMENTS TO THE MSA

2.1	Schedule 1 of the MSA is amended to add the following additional countries:

“Cambodia, Myanmar, Laos and Brunei.”

3.	GENERAL

3.1	In all other respects, the MSA remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the PARTIES hereto have caused this AMENDMENT to be executed in duplicate by their duly authorized officers as of the date first above written.

HORIZON PHARMA AG		MUNDIPHARMA MEDICAL COMPANY

By:	/s/ Hans-Peter Zobel	By:	/s/ Douglas Docherty
Name:	Hans-Peter Zobel	Name:	Douglas Docherty
Title:	Managing Director Horizon Pharma AG	Title:	Managing Director

HORIZON PHARMA AG

By:	/s/ Robert W. Metz
Name:	Robert W. Metz
Title:	Managing Director Horizon Pharma AG